UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

SENSE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

000-29990
(Commission File Number)

Yukon, Canada	90010141
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2535 N. Carleton Avenue, Grand Island, Nebraska, 68803
(Address of principal executive offices) (Zip Code)

(308) 381-1355
Issuer’s telephone number

Suite U, 800 Clanton Road, Charlotte, North Carolina, 28217
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

We entered into a license agreement with Palowmar Industries, LLC and Lowell Martinson dated September 23, 2004, whereby we have acquired the worldwide exclusive and perpetual license to manufacture, sell, deliver and install the Lateral-View Mirror for a Vehicle better known as ScopeOut®.

Pursuant to the agreement, we will pay $150,000 over two years along with a royalty of 10% of the wholesale price for each ScopeOut® unit sold, subject to a minimum of $2.00 per unit. The minimum unit sales required in order to keep the agreement in good standing are as follows:

(i)	30,000 units per year beginning in years 1-2
(ii)	60,000 units per year beginning in years 3-4
(iii)	100,000 units per year beginning in years 5 and above.

Palowmar and Lowell Martinson had no material relationship with Sense Technologies at the time the agreement was entered into.

Item 3.02 Unregistered Sales of Equity Securities

On February 15, 2005, we issued Series “B” 10% convertible secured promissory notes (the “Secured Notes”) in the aggregate principal amount of $45,000 to two investors, under Rule 506 of Regulation D. The Secured Notes will become due on demand made on or after August 30, 2005 and will be convertible into our common shares at the rate of $0.29 per share. The Secured Notes may be redeemed in whole or in part at the election of Sense upon 10 days of notice being sent to the holder, at any time after August 30, 2005 at a redemption price equal to the principal amount being redeemed, plus accrued but unpaid interest thereon. The offer to redeem the Note will be made pro-rata to all note holders. The shares are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On February 28, 2005 we issued 594,636 common shares to three investors, under Rule 506 of Regulation D, on conversion of five Series “B” 10% convertible secured promissory notes in the aggregate amount of $134,526.72 plus $14,132.66 in accrued interest. The average deemed price of the shares issued on conversion and on account of interest is $0.25 per share. The shares issued on account of accrued interest are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On March 15, 2005, we issued 4,310,085 common shares to 16 investors under S. 3(a)(9) of the U.S. Securities Act of 1933D, pursuant to the conversion of 1,249,927 Class “A” Preferred Shares.

On March 15, 2005, we issued 1,184,767 common shares to 16 investors equal to the amount of accrued dividends payable by the Company at $0.13 per share, under Rule 506 of Regulation D. The shares are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On March 30, 2005, we issued 25,000 common shares to one investor under Rule 506 of Regulation D, at a deemed price of $0.15, pursuant to a bonus granted by the Company. The shares are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On March 30, 2005, one investor under Rule 506 of Regulation D, subscribed for 200,001 common shares at a price of $0.15 per share for total proceeds to the Company of $30,000. The shares are restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

Item 901. Exhibits

Exhibit 10.1 License Agreement dated September 23, 2004 with Palowmar Industries, LLC and Lowell Martinson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bruce Schreiner
Date June 14, 2005	(Registrant)

/s/ Bruce Schreiner
(Signature)